AMENDMENT NO. 2 TO

INVESTMENT AGREEMENT

This AMENDMENT NO.2 TO INVESTMENT AGREEMENT (this “Amendment”) dated as of July 5, 2012 (the “Effective Date”) is entered into by and among New America Energy Corp., a Nevada corporation with its principal executive office at 3651 Lindell Rd., Ste D#138, Las Vegas, Nevada 89103 (the "Company"), and Fairhills Capital Offshore Ltd, a Cayman Islands exempted company (the "Investor"), with its principal executive officers at 245 Main Street, Suite 302, White Plains, NY 10601.

Recitals

WHEREAS, on March 28, 2012, the Company and the Investor entered into an Investment Agreement, attached hereto as Exhibit A, pursuant to which the Investor agreed to invest up to Three Million Dollars ($3,000,000) in the purchase of the Company's common stock (the “Investment Agreement”); and

WHEREAS, on may 31, 2012, the Company and the Investor entered into Amendment No. 1 to the Investment Agreement, attached hereto as Exhibit A, to amend the Investment Agreement; and

WHEREAS, the Company and the Investor seek to amend the further amend the Investment Agreement to remove language in Section 7.7 of the Investment Agreement;

NOW, THEREFORE, in consideration of the foregoing, and of the mutual representations, warranties, covenants, and agreements herein contained, the parties hereto agree as follows:

Agreement

Section 1. Defined Terms. Unless otherwise indicated herein, all terms which are capitalized but are not otherwise defined herein shall have the meaning ascribed to them in the Investment Agreement.

Section 2. Amendment to Investment Agreement.  The following language shall be deleted from Section 7.7 of the Investment Agreement:

“(unless the SEC's concerns have been addressed and Investor is reasonably satisfied that the SEC no longer is considering or intends to take such action)”

Section 3. Ratifications; Inconsistent Provisions. Except as otherwise expressly provided herein, the Investment Agreement, is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Effective Date: (i) all references in the Investment Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Investment Agreement shall mean the Investment Agreement as amended by this Amendment. Notwithstanding the foregoing to the

Section 4. contrary, to the extent that there is any inconsistency between the provisions of the Investment Agreement and this Amendment, the provisions of this Amendment shall control and be binding.

Section 5. Counterparts. This Amendment may be executed in any number of counterparts, all of which will constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  Facsimile or other electronic transmission of any signed original document shall be deemed the same as delivery of an original.

[Signatures follow on next page]

IN WITNESS WHEREOF, the Fairhills Offshore Capital Ltd. and New America Energy Corp. have caused this Amendment to be duly executed as of the date first written above.

FAIRHILLS OFFSHORE CAPITAL LTD

By:
/s/ Edward Bronson
Edward Bronson
Senior Managing Member

NEW AMERICA ENERGY CORP.

By:
        /s/ Rick Walchuk
Rick Walchuk
Chief Executive Officer

Exhibit A

[Investment Agreement]

Exhibit B

[Amendment 1 to the Investment Agreement]